UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 26, 2020

Box, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36805	20-2714444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Jefferson Ave.

Redwood City, California 94063

(Address of principal executive offices, including zip code)

(877) 729-4269

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	BOX	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.02 Results of Operations and Financial Condition

On May 27, 2020, Box, Inc. (the “Company”) issued a press release announcing its financial results for the fiscal quarter ended April 30, 2020. In the press release, the Company also announced that it will hold a conference call on May 27, 2020, to discuss its financial results for the fiscal quarter ended April 30, 2020. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This information is intended to be furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board and Committee Changes

As previously disclosed, on March 22, 2020, the Company entered into an agreement (the “Agreement”) with Starboard Value LP and certain of its affiliates (collectively, “Starboard”), regarding, among other things, the membership and composition of the Company’s Board of Directors (the “Board”) and committees thereof.

Among other things, the Company agreed pursuant to the Agreement to identify and appoint to the Board one additional independent director (the “Additional Independent Director”) prior to the Company’s 2020 annual shareholder meeting, to serve as a Class III director pursuant to the procedures described in the Agreement.

Effective May 26, 2020, Carl Bass was appointed to the Board as the Additional Independent Director.

Biographical Information

The biographical information for Mr. Bass is as follows:

Mr. Bass served as the President and Chief Executive Officer of Autodesk, Inc., a software company, from May 2006 to February 2017. He served as the Interim Chief Financial Officer of Autodesk, Inc. from August 2014 to November 2014. From January 2006 to June 2018, Mr. Bass served on the board of directors of Autodesk, Inc. Since February 2016, Mr. Bass has served on the board of directors of Zendesk, Inc., a provider of customer service software. From November 2015 to September 2017, he served on the board of directors of HP Inc., a provider of software and technology. From July 2011 to March 2015, he served on the board of directors of E2open, Inc., a software company, until it was acquired by Insight Venture Partners in March 2015. Mr. Bass holds a B.A. in mathematics from Cornell University. Mr. Bass was selected to serve on our Board because of his extensive experience as an executive in the technology industry.

Compensation and Indemnification

Mr. Bass will receive a pro-rated portion of the annual cash retainer and an initial equity award that is part of the standard compensation received by the Company’s non-employee directors for service on the Board and committees thereof (the “Director Compensation Policy”), as described in the Company’s 2019 Proxy Statement under “Director Compensation,” subject to the following modifications.  In April 2020, our Board approved an amendment to the Director Compensation Policy to provide, among other things, that each initial equity award to our outside directors shall (1) be reduced from $450,000 to $400,000, and (2) consist entirely of restricted stock units.

In addition, Mr. Bass will enter into an Indemnification Agreement with the Company, on substantially the terms contained in the Company’s standard form previously filed with the SEC, which provides for indemnification of the indemnitee to the fullest extent allowed by Delaware law.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release issued by Box, Inc., dated May 27, 2020, regarding the Company's financial results for the quarter ended April 30, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOX, INC.

Date: May 27, 2020
	By:	/s/ Dylan Smith
Dylan Smith, Chief Financial Officer